                                                                      EXHIBIT 21

                               WESTERN ATLAS INC.

                         SUBSIDIARIES OF THE REGISTRANT



                                                  JURISDICTION        PERCENTAGE
                                                       OF                 OF
         NAME OF SUBSIDIARY                       INCORPORATION        OWNERSHIP
         ------------------                       -------------        ---------
         Western Research Holdings, Inc.            Delaware             100
         Western Atlas International, Inc.          Delaware             100
         PetroAlliance Services Company, Ltd.       Cyprus                50

The Registrant has additional operating subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary.

All above-listed subsidiaries were consolidated in the Registrant's financial statements.



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